UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2017

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 1, 2017, Aytu BioScience, Inc. (the “Company”) issued a press release announcing the completion of its tender offer (the “Tender Offer”) to exercise, at a temporarily reduced exercise price of $0.75 per share, certain series of warrants to purchase common stock, par value $0.0001 per share (the “Common Stock”), of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01 Other Events.

On February 28, 2017, the Company consummated its Tender Offer to exercise, at a temporarily reduced exercise price of $0.75 per share, (i) outstanding warrants to purchase 1,733,322 shares of Common Stock with an exercise price of $6.00 per share, which were originally issued to investors in the Company’s May 2016 financing (the “May 2016 Warrants”), and (ii) outstanding warrants to purchase 6,020,245 shares of Common Stock with an exercise price of $1.86 per share, which were originally issued to investors in the Company’s October 2016 financing (the “October 2016 Warrants” and together with the May 2016 Warrants, the “Original Warrants”).

The Tender Offer expired at 11:59 p.m. Eastern Time on the evening of February 27, 2017 (the “Expiration Date”). Original Warrants to purchase an aggregate of 2,991,041 shares of Common Stock were tendered and exercised in the Tender Offer, for aggregate gross proceeds to the Company of approximately $2.2 million. Original Warrants tendered and exercised represent approximately 38.6% of the Original Warrants outstanding immediately prior to the Expiration Date. Original Warrants that were not tendered and exercised remain in effect at the pre-Tender Offer exercise prices of $6.00 per share and $1.86 per share, respectively.

Joseph Gunnar & Co., LLC and Fordham Financial Management, Inc. acted as warrant solicitation agents and received a fee equal to 6% of the aggregate gross proceeds to the Company, plus reimbursement of approximately $25,000 in out-of-pocket expenses and indemnification against certain liabilities. The Company also reduced the exercise prices of an aggregate of 510,825 warrants to purchase shares of Common Stock, which were originally issued as underwriters’ compensation in the May 2016 and October 2016 financings, from $6.00 per share and $1.86 per share, respectively, to $0.75 per share, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and similar state laws. The forms of the amended and restated underwriters’ warrants for the May 2016 and October 2016 financings, giving effect to the reduction in exercise price, are filed as Exhibits 4.1 and 4.2 hereto, respectively. Such underwriters’ warrants were not otherwise included in the Tender Offer.

The exercise of Original Warrants for Common Stock in the Tender Offer was effected pursuant to a Post-Effective Amendment on Form S-1 to the existing Registration Statements on Form S-1 (File Nos. 333-210144 and 333-213738), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 8, 2017, by means of a prospectus dated February 9, 2017 and filed with the SEC on February 10, 2017, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Amended and Restated Underwriters’ Warrant (May 2016 Financing)

4.2	Form of Amended and Restated Underwriters’ Warrant (October 2016 Financing)

99.1	Press release dated March 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer

EXBHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Underwriters’ Warrant (May 2016 Financing)

4.2	Form of Amended and Restated Underwriters’ Warrant (October 2016 Financing)

99.1	Press release dated March 1, 2017.